Exhibit 99.1

Teladoc Health Reports Second-Quarter 2020 Results

Year-over-year Q2 revenue grows 85% to $241.0 million and total visits increase 203% to 2.8 million

Year-over-year six months revenue grows 63% to $421.8 million and total visits increase 144% to 4.8 million

Issues 2020 third-quarter guidance, raises full-year expectations, and provides preliminary 2021 revenue growth outlook

PURCHASE, NY, July 29, 2020 — Teladoc Health, Inc. (NYSE: TDOC), the global leader in virtual care, today reported strong financial results for the quarter ending June 30, 2020, citing sustained momentum across its diversified portfolio. In its U.S. market, the brief period of national COVID-19 containment in late May and early June provided visibility into continuing demand for virtual care, with utilization stabilizing at a level 40 percent higher than before COVID. Greater awareness and acceptance of virtual care, in addition to continued lower cost sharing, are helping to drive this sustained growth. Demand for specialty care including virtual mental health visits also continued to show rapid acceleration while InTouch Health, acquired by Teladoc Health on July 1st, has solidified the company’s leadership in hospital-based telemedicine and is projected to grow over 35 percent in 2020.

“Even as we continue to battle the coronavirus in the U.S. and other hard-hit countries, we are also seeing sustained demand in areas that are no longer considered hotspots. In some states where the curve has flattened, we are still seeing twice as many patient visits as last year,” said Jason Gorevic, CEO of Teladoc Health. “While COVID-19 has accelerated the virtual care needs of consumers and providers alike, our broad based momentum in 2020 and beyond is rooted in the satisfaction and trust our partners have in our ability to transform the healthcare experience.”

Financial Highlights for the Second Quarter and Six Months Ended June 30, 2020

Revenue
($ thousands)
	Quarter Ended		Year over Year	Six Months Ended		Year over Year
	June 30,		Growth	June 30,		Growth
	2020	2019		2020	2019
Subscription Access Fees Revenue
U.S.	$152,021	$85,530	78%	$259,960	$166,509	56%
International	30,150	25,711	17%	59,264	50,686	17%
Total	182,171	111,241	64%	319,224	217,195	47%

Visit Fee Revenue
U.S. Paid Visits	39,041	15,083	159%	69,939	33,331	110%
U.S. Visit Fee Only	19,471	3,546	449%	32,057	7,667	318%
International Paid Visits	347	406	(14)%	609	656	(7)%
Total	58,859	19,035	209%	102,605	41,654	146%

Total Revenue	$241,030	$130,276	85%	$421,829	$258,849	63%

Membership & Visit Fee Only Access
(millions)
	Quarter Ended		Year over Year
	June 30,		Growth
	2020	2019
Total U.S. Paid Membership	51.5	26.8	92%

Total U.S. Visit Fee Only Access	21.8	9.7	125%

Visits
(thousands)
	Quarter Ended		Year over Year		Six Months Ended		Year over Year
	June 30,		Growth		June 30,		Growth
	2020	2019			2020	2019
Paid Visits from U.S. Paid Membership	797	291	174%		1,445	656	120%
Percent of Paid Visits from U.S. Paid Membership	40%	48%			43%	49%
Visits Included from U.S. Paid Membership	1,199	319	276%		1,938	672	188%

Total Visits from U.S. Paid Membership	1,996	610	227%		3,383	1,328	155%

U.S. Visit Fee Only	306	54	468%		533	116	358%

International Visits	453	244	85%		885	527	68%
Total Visits	2,755	908	203%		4,801	1,971	144%

Utilization	16.0%	9.1%	690	pt	14.7%	8.0%	663	pt

●	Net loss was $(25.7) million for the second quarter 2020 compared to $(29.3) million for the second quarter 2019.

●	Net loss per basic and diluted share was $(0.34) for the second quarter 2020 compared to $(0.41) for the second quarter 2019. The net loss per share includes a 10 cent net impact associated with our May 2020 convertible debt offering which includes a charge associated with a loss on extinguishment of a portion of our previously outstanding debt that was to mature in 2022.
●	GAAP Gross margin which includes depreciation and amortization was 61.7 percent for the second quarter 2020 and 67.2% for the second quarter 2019.
●	Adjusted Gross margin was 62.3 percent for the second quarter 2020 compared to 68.0 percent for the second quarter 2019.
●	EBITDA was a positive $2.7 million for the second quarter 2020 compared to a loss of $(12.2) million for the second quarter 2019.
●	Adjusted EBITDA was a positive $26.3 million for the second quarter 2020 compared to a positive $6.3 million for the second quarter 2019.

A reconciliation of generally accepted accounting principles (“GAAP”) in the United States to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook

Teladoc Health provides guidance based on current market conditions and expectations. Given the uncertainty of the expected path of the COVID-19 outbreak as well as the broader economic impact, our updated guidance is based on what we know today. As this is an emerging situation, circumstances are likely to change in the coming weeks and months, but we believe our guidance ranges provide a reasonable baseline for 2020 financial performance.

For the third-quarter 2020, we expect:

●	Total revenue to be in the range of $275 million to $285 million.
●	EBITDA to be in the range of $(3) million to $1 million.
●	Adjusted EBITDA to be in the range of $27 million to $31 million.
●	Total U.S. paid membership to be approximately 50 million to 51 million members and visit-fee-only access to be available to approximately 21 to 22 million individuals, including 2 to 3 million members on a temporary basis.
●	Total visits to be between 2.5 million and 2.7 million.
●	Net loss per share, based on 83.4 million weighted average shares outstanding, to be between $(0.35) and $(0.30).

For the full-year 2020, we expect:

●	Total revenue to be in the range of $980 million to $995 million.
●	EBITDA loss to be in the range of $(13) million to $(6) million.
●	Adjusted EBITDA to be in the range of positive $85 million to $92 million.
●	Total U.S. paid membership to be at least 50 million members and visit-fee-only access to be available to approximately 19 to 20 million individuals.
●	Total visits to be between 9.8 million to 10.3 million.

●	Net loss per share, based on 79.6 million weighted average shares outstanding, to be between $(1.45) and $(1.36).

Anticipated results for the full-year 2020 include approximately $63 million of revenue, net of an anticipated $2 million to $3 million purchase accounting reduction to deferred revenue, for the acquisition of InTouch Health, which closed on July 1, 2020.

Preliminary outlook for 2021:

Given the significant level of change in the marketplace, Teladoc Health is providing a preliminary outlook for expected revenue growth in 2021. For the full-year 2021, the company anticipates year-over-year revenue growth to be in the range of 30% to 40%.

Quarterly Conference Call

The second quarter 2020 earnings conference call and webcast will be held Wednesday, July 29, 2020 at 4:30 p.m. EDT. The conference call can be accessed by dialing 1-833-968-2101 for U.S. participants, or 1-236-714-2089 for international participants, and including the following Conference ID Number: 4085218 to expedite caller registration; or via a live audio webcast available online at http://ir.teladoc.com/news-and-events/events-and-presentations/. A webcast replay will be available for on-demand listening shortly after the completion of the call at the same web link.

About Teladoc Health

Teladoc Health is transforming how people access and experience healthcare. Recognized as the world leader in virtual care, Teladoc Health directly delivers millions of medical visits across 175 countries each year through the Teladoc Health Medical Group and enables millions of patient and provider touchpoints for thousands of hospitals, health systems and physician practices globally. Ranked #1 among direct-to-consumer telehealth providers in the J.D. Power 2019 U.S. Telehealth Satisfaction Study and Best in KLAS for Virtual Care Platforms for 2020, Teladoc Health leverages more than a decade of expertise and real-time insights to meet the growing virtual care needs of consumers, healthcare professionals, employers and health plans. For more information, please visit www.teladochealth.com or follow @TeladocHealth on Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future revenues, future earnings, future numbers of members or clients, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; (iv) the loss of one or more key clients; and (v) changes to our abilities to recruit and retain qualified providers into our network. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data, unaudited)

	June 30,	December 31,
	2020	2019

Assets
Current assets:
Cash and cash equivalents	$1,308,843	$514,353
Short-term investments	2,932	2,711
Accounts receivable, net of allowance of $5,113 and $3,787, respectively	76,902	56,948
Prepaid expenses and other current assets	14,433	13,990
Total current assets	1,403,110	588,002
Property and equipment, net	9,606	10,296
Goodwill	742,314	746,079
Intangible assets, net	213,474	225,453
Operating lease - right-of-use assets	30,440	26,452
Other assets	19,884	6,545
Total assets	$2,418,828	$1,602,827
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,816	$9,075
Accrued expenses and other current liabilities	75,153	46,905
Accrued compensation	37,579	34,201
Total current liabilities	123,548	90,181
Other liabilities	5,257	11,539
Operating lease liabilities, net of current portion	27,940	24,994
Deferred taxes	18,976	21,678
Convertible senior notes, net	948,178	440,410
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 150,000,000 shares authorized as of June 30, 2020 and December 31, 2019; 79,099,433 shares and 72,761,941 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	79	73
Additional paid-in capital	1,879,573	1,538,716
Accumulated deficit	(562,810)	(507,525)
Accumulated other comprehensive loss	(21,913)	(17,239)
Total stockholders’ equity	1,294,929	1,014,025
Total liabilities and stockholders’ equity	$2,418,828	$1,602,827

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data, unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$241,030	$130,276	$421,829	$258,849
Expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	90,780	41,634	163,162	86,311
Operating expenses:
Advertising and marketing	47,578	26,616	80,093	53,020
Sales	18,687	15,832	36,627	32,044
Technology and development	23,029	16,665	42,286	32,652
Legal and regulatory	2,232	2,019	3,454	3,605
Acquisition and integration related costs	1,627	1,136	5,291	2,148
General and administrative	54,383	38,549	99,503	74,531
Depreciation and amortization	9,893	9,848	19,603	19,448
Total expenses	248,209	152,299	450,019	303,759
Loss from operations	(7,179)	(22,023)	(28,190)	(44,910)
Loss on extinguishment of debt	7,751	0	7,751	0
Interest expense, net	13,151	7,211	22,454	13,732
Net loss before taxes	(28,081)	(29,234)	(58,395)	(58,642)
Income tax (benefit) expense	(2,399)	90	(3,110)	832
Net loss	$(25,682)	$(29,324)	$(55,285)	$(59,474)

Net loss per share, basic and diluted	$(0.34)	$(0.41)	$(0.74)	$(0.83)

Weighted-average shares used to compute basic and diluted net loss per share	76,512,870	71,721,246	74,919,194	71,322,586

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows used in operating activities:
Net loss	$(55,285)	$(59,474)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	22,655	22,443
Allowance for doubtful accounts	2,290	1,014
Stock-based compensation	40,243	30,891
Deferred income taxes	(3,457)	(1,472)
Accretion of interest	16,576	12,347
Loss on extinguishment of debt	7,751	0
Changes in operating assets and liabilities:
Accounts receivable	(24,773)	(7,237)
Prepaid expenses and other current assets	1,595	1,251
Other assets	36	74
Accounts payable	1,844	374
Accrued expenses and other current liabilities	25,208	10,358
Accrued compensation	(1,818)	(9,133)
Operating lease liabilities	(2,788)	(794)
Other liabilities	(847)	(2,385)
Net cash provided by (used) in operating activities	29,230	(1,743)
Cash flows (used in) provided by investing activities:
Purchase of property and equipment	(1,641)	(1,248)
Purchase of internal-use software	(6,449)	(2,975)
Proceeds from marketable securities	0	22,695
Sale of assets	0	7
Investment in securities	0	(5,000)
Pre-funding associated with the pending acquisition	(13,500)	(11,207)
Net cash (used in) provided by investing activities	(21,590)	2,272
Cash flows provided by financing activities:
Net proceeds from the exercise of stock options	33,513	15,701
Proceeds from issuance of 2027 Notes	1,000,000	0
Issuance costs of 2027 Notes	(24,070)	0
Contingent consideration fair value adjustment	0	210
Repurchase of 2022 Notes	(228,130)	0
Proceeds from employee stock purchase plan	2,473	1,875
Cash received (paid) for withholding taxes on stock-based compensation, net	4,492	(1,886)
Net cash provided by financing activities	788,278	15,900
Net increase in cash and cash equivalents	795,918	16,429
Foreign exchange difference	(1,428)	25
Cash and cash equivalents at beginning of the period	514,353	423,989
Cash and cash equivalents at end of the period	$1,308,843	$440,443

Income taxes paid	$59	$309

Interest paid	$5,609	$6,102

Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use adjusted gross profit, adjusted gross margin, EBITDA and adjusted EBITDA, which are non-U.S. GAAP financial measures to clarify and enhance an understanding of past performance. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize adjusted EBITDA as the primary measure of our performance.

Adjusted gross profit is our total revenue minus our total cost of revenue (exclusive of depreciation and amortization shown separately) and adjusted gross margin is adjusted gross profit as a percentage of our total revenue. We believe that it provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

EBITDA consists of net loss before interest, foreign exchange gain or loss, taxes, loss on extinguishment of debt, depreciation and amortization. We believe that making such adjustment provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

Adjusted EBITDA consists of net loss before interest, foreign exchange gain or loss, taxes, loss on extinguishment of debt, depreciation, amortization, stock-based compensation and acquisition and integration related costs. We believe that making such adjustment provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

We believe the above financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term adjusted gross profit, adjusted gross margin, EBITDA and adjusted EBITDA may vary from that of others in our industry. Neither adjusted gross profit, adjusted gross margin, EBITDA nor adjusted EBITDA should be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Adjusted gross profit, adjusted gross margin, EBITDA and adjusted EBITDA have important limitation as analytical tools and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

●	Adjusted gross margin has been and will continue to be affected by a number of factors, including the fees we charge our Clients, the number of visits and cases we complete the costs paid to Providers and medical experts as well as the costs of our provider network operations center;
●	Adjusted gross margin does not reflect the significant depreciation and amortization to cost of revenue;
●	EBITDA and adjusted EBITDA do not reflect the significant interest expense on our debt;
●	EBITDA and adjusted EBITDA eliminate the impact of income taxes on our results of operations;
●	EBITDA and Adjusted EBITDA do not reflect the loss on extinguishment of debt;

●	Adjusted EBITDA does not reflect the significant acquisition and integration related costs related to mergers and acquisitions;
●	Adjusted EBITDA does not reflect the significant non-cash stock compensation expense which should be viewed as a component of recurring operating costs; and
●	other companies in our industry may calculate adjusted gross profit, adjusted gross margin, EBITDA and adjusted EBITDA differently than we do, limiting the usefulness of adjusted gross profit, adjusted gross margin, EBITDA and adjusted EBITDA as comparative measures.

In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted gross profit, adjusted gross margin, EBITDA and Adjusted EBITDA do not reflect any expenditures for such replacements.

We compensate for these limitations by using adjusted gross profit, adjusted gross margin, EBITDA and adjusted EBITDA along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. Such U.S. GAAP measurements include net loss, net loss per share and other performance measures.

In evaluating these financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of adjusted gross profit, adjusted gross margin, EBITDA and adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

The following is a reconciliation of gross profit, the most directly comparable GAAP financial measure, to adjusted gross profit:

Reconciliation of GAAP Gross Profit to Adjusted Gross Profit and Adjusted Gross Margin

(In thousands, unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue	$241,030	$130,276	$421,829	$258,849
Cost of revenue (exclusive of depreciation and amortization shown separately below)	(90,780)	(41,634)	(163,162)	(86,311)
Depreciation and amortization of intangible assets	(1,538)	(1,076)	(3,026)	(2,092)
Gross Profit	148,712	87,566	255,641	170,446
Depreciation and amortization of intangible assets	1,538	1,076	3,026	2,092
Adjusted gross profit	$150,250	$88,642	$258,667	$172,538

Gross margin	61.7%	67.2%	60.6%	65.8%
Adjusted gross margin	62.3%	68.0%	61.3%	66.7%

Reconciliation of EBITDA and Adjusted EBITDA to Net Loss

(In thousands, unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net loss	$(25,682)	$(29,324)	$(55,285)	$(59,474)
Add:
Loss on extinguishment of debt	7,751	0	7,751	0
Interest expense, net	13,151	7,211	22,454	13,732
Income tax (expense)/benefit	(2,399)	90	(3,110)	832
Depreciation expense	860	856	1,711	1,719
Amortization expense	9,033	8,992	17,892	17,729
EBITDA	2,714	(12,175)	(8,587)	(25,462)
Stock-based compensation	21,928	17,368	40,243	30,891
Acquisition and integration related costs	1,627	1,136	5,291	2,148
Adjusted EBITDA	$26,269	$6,329	$36,947	$7,577

Media:

Courtney McLeod

914-265-6789

cmcleod@teladochealth.com

Investors:
Patrick Feeley

914-265-7925

pfeeley@teladochealth.com